Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL

YEAR 2008 FINANCIAL RESULTS

CHELMSFORD, Mass., February 28, 2008 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the second quarter ended January 26, 2008. Revenue for the second quarter of fiscal 2008 was $41.5 million, compared with $39.6 million for the second quarter of fiscal 2007.

Net income for the second quarter of fiscal 2008, on a generally accepted accounting principles (“GAAP”) basis, was $9.7 million, or $0.03 per share, compared with net income of $3.3 million, or $0.01 per share for the second quarter of fiscal 2007. Non-GAAP net income for the second quarter of fiscal 2008 was $11.5 million, or $0.04 per fully diluted share, compared with non-GAAP net income of $5.7 million, or $0.02 per fully diluted share for the second quarter of fiscal 2007. The reconciliation between net income on a GAAP basis and net income on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net income for the first six months of fiscal 2008, on a GAAP basis, was $16.7 million or $0.06 per fully diluted share, compared with a net loss of $13.8 million or $0.05 per fully diluted share for the first six months of fiscal 2007. Non-GAAP net income for the first six months of fiscal 2008 was $22.0 million, or $0.08 per fully diluted share, compared with non-GAAP net income of $11.7 million, or $0.04 per fully diluted share for the first six months of fiscal 2007. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“We are pleased with our second quarter results, which included strong margin performance, improved operating results, positive cash generation, along with sequential and quarter-over-quarter revenue growth,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “Our solid performance during the quarter reflects continued customer demand for intelligently managed service capacity. We believe our competitive strengths in networking intelligence uniquely position us to deliver compelling value to our customers as their networks transition to accommodate high-bandwidth, multiservice growth.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the findings, including possible tax liabilities and penalties resulting from the audit of certain of the Company’s income tax returns by the Internal Revenue Service; risks relating to the formal investigation commenced by the Securities and Exchange Commission, such as a civil proceeding which may seek, among other things, injunctive relief and a civil penalty, with respect to certain stock options granted by the Company; the investigation by the U.S. Attorney’s office with respect to stock option matters; and other additional actions and findings that may result from the ongoing investigation into such stock options and the accounting therefore, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the company’s quarterly results; industry pricing pressures and competitive factors including new product introductions impacting customer orders; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Jan 26, 2008	July 31, 2007
Assets

Current assets:
Cash and cash equivalents	$466,201	$249,262
Short-term investments	316,537	658,307
Accounts receivable, net	40,878	30,521
Inventories	14,329	21,715
Prepaids and other current assets	7,032	4,062

Total current assets	844,977	963,867

Property and equipment, net	20,113	19,612
Long-term investments	150,880	17,182
Purchased intangibles, net	9,941	11,411
Goodwill	20,334	20,334
Other assets	727	664

Total Assets	$1,046,972	$1,033,070

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$8,842	$9,765
Other current liabilities	27,562	43,931

Total current liabilities	36,404	53,696

Long term deferred revenue	5,585	4,674
Long term liability	1,949	1,651

Total liabilities	43,938	60,021

Common stock	284	280
Additional paid-in capital	2,031,841	2,020,724
Accumulated deficit	(1,030,962)	(1,047,669)
Other equity	1,871	(286)

Total stockholders’ equity	1,003,034	973,049

Total Liabilities and Stockholders’ Equity	$1,046,972	$1,033,070

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 26, 2008	Jan 27, 2007	Jan 26, 2008	Jan 27, 2007
Revenue	$41,451	$39,646	$79,437	$74,468
Cost of revenue	21,297	23,626	40,377	44,446

Gross profit	20,154	16,020	39,060	30,022

Operating expenses:
Research and development	11,490	11,498	22,254	21,139
Sales and marketing	5,266	5,578	10,509	11,931
General and administrative	4,473	7,053	9,466	14,687
Asset impairment	—	—	—	6,555
Restructuring & related impairment	(78)	—	1,897	—
In-process research and development	—	—	—	12,400

Total operating expenses	21,151	24,129	44,126	66,712

Loss from operations	(997)	(8,109)	(5,066)	(36,690)
Interest and other income, net	10,883	11,536	22,294	23,089

Income (loss) before income taxes	9,886	3,427	17,228	(13,601)
Income tax expense	190	78	521	201

Net income (loss)	$9,696	$3,349	$16,707	$(13,802)

Net income (loss) per share:
Basic	$0.03	$0.01	$0.06	$(0.05)
Diluted	$0.03	$0.01	$0.06	$(0.05)

Weighted average shares outstanding:
Basic	282,782	279,664	281,713	279,503
Diluted	284,855	282,114	284,230	279,503

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 26, 2008	Jan 27, 2007	Jan 26, 2008	Jan 27, 2007
Revenue	$41,451	$39,646	$79,437	$74,468
Cost of revenue	21,128	23,489	40,103	43,119

Gross profit	20,323	16,157	39,334	31,349

Operating expenses:
Research and development	11,009	11,045	21,483	20,400
Sales and marketing	4,968	5,396	9,995	10,025
General and administrative	3,479	5,498	7,529	12,104

Total operating expenses	19,456	21,939	39,007	42,529

Income/Loss from operations	867	(5,782)	327	(11,180)
Interest and other income, net	10,883	11,536	22,294	23,089

Income before income taxes	11,750	5,754	22,621	11,909
Income tax expense	212	104	669	244

Net income	$11,538	$5,650	$21,952	$11,665

Net income per share:
Basic	$0.04	$0.02	$0.08	$0.04
Diluted	$0.04	$0.02	$0.08	$0.04

Weighted average shares outstanding:
Basic	282,782	279,664	281,713	279,503
Diluted	284,855	282,114	284,230	279,503

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 26, 2008	Jan 27, 2007	Jan 26, 2008	Jan 27, 2007
GAAP net income (loss)	$9,696	$3,349	$16,707	$(13,802)

Stock-based compensation expense:
Cost of revenue	169	137	274	213
Research and development	481	453	771	739
Sales and marketing	298	182	514	1,906
General and administrative	267	382	467	678

Total stock based compensation expense	1,215	1,154	2,026	3,536
Asset impairment charge and related inventory commitment charges:
Operating expense	—	—	—	6,555
Cost of revenue	—	—	—	1,114
In-process research and development	—	—	—	12,400
Amortization of purchased intangible assets	727	1,173	1,470	1,905
Restructuring and other asset impairments:
Operating expense	(78)	—	1,897	—
Cost of revenue	—	—	—	—
Tax effect	(22)	(26)	(148)	(43)

Non-GAAP net income	$11,538	$5,650	$21,952	$11,665